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                                                                  EXHIBIT 10(qq)

Digest No. 354.


                          IRREVOCABLE OPTION AGREEMENT

                           COMPANIA MINERA EL BRONCE

                                       TO

                         CDE CHILEAN MINING CORPORATION


In Santiago, Chile, on October 24, 1994, before me, MARIA GLORIA ACHARAN TOLEDO, Chilean, lawyer, national identification card No. 5,575,365-2, Notary Public of the Forty Second Notary of this Commune, with office at No. 257 Teatinos St., there appear: Mr. MAXIMILIANO CALLEJAS CALLEJAS, Chilean, married, mining execution engineer, national identification card No. 3,172,853-3; Mrs. EDDA CALLEJAS MIRAND, Chilean, bachelor, agronomist, national identification card No. 4,317,082 - 1, and Mrs. VERONICA ROJAS CLLEJAS, Chilean, married, mining industrialist, national identification card No. 6,062,614-6, as directors and on behalf, as will be evidenced, of COMPANIA MINERA EL BRONCE, contractual mining company dealing in the business indicated in its name, Tax Payer Number 89,482,100-0, all domiciled in this city at No. 240 Carmencita St., Las Condes, for the one part; and for the other MICHAEL CHARLES TIPPETT, citizen of the United States of America married, geologist, Foreigener's identification card NO. 24,506,207-1, on behalf, as will be evidenced, of CDE CHILEAN MINING CORPORATION AGENCIA CHILE, hereinafter "CDE", Chilean Agency of a foreign stock corporation, dealing in the ining, industrial and commercial line, both domiciled at No. 133 La Gloria, Las





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Condes, Santiago, the latter acting per se and on behalf, as will also be evidenced, of COMPANIA MINERA CDE EL BRONCE, contractual mining company of the same domicile, hereinafter also "CDE EL BRONCE"; the appearing parties of legal age, who evidenced their identities with the respective cards and state:


FIRST:           Compania Minera CDE El Bronce is a contractual mining company, organized by public deed delivered on October 11, 1994 before the Notary of Santiago Mrs. Gloria Acharan Toledo, that is registered on folio 205 No. 59 of the Mining Property Register of 1994 and on folio 9,119 folio No. 20 of the Mining Shareholders' Register of 1994, both of the Custodian of Mines of Santiago. The corporate interest of CDE El Bronce is divided into one hundred shares, of which ninety nine shares belong to Compania Minera El Bronce, of which 99 are ordinary Series A shares, while the remaining share, called preferred or Series B share, belongs to CDE, as is evidenced by the inscription mentioned of folio 9,119, No. 9 of the Shareholders' Register of the Custodian of Mines of Santiago of the year 1994. CDE El Bronce has purchased and acquired the following mining claims, located in the Commune and Province of Petorca, Fifth Region of Valparaiso, whose constitutive judgment and/or survey certificate is registered in the Property Register of the Custodian of Mines of Petorca, on the folios, numbers and years indicated in each mining claims as follows:

1) Albertito Uno a Nueve whose survey certificate is on folio 11 over No. 7 of 1982;

2) Alma Uno a Cincuenta y Cuatro, with survey certificate and constitutive judgment registered on folio 12 over No. 3 of the year 1950;





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3)          Bronce Nuevo Uno a Treinta y dos, with survey certificate
registered on folio 45 No. 19 of 1940;

4) Carlota Uno a cincuenta, with survey certificate and constitute judgment registered on folio 19 over number 7 of 1988;

5) Carmencita Uno a Cuarenta y uno, with survey certificate registered on folio 17 over No. 1981;

6) Corrida del Bronce Viejo or Bronce Viejo, with survey certificate registered on folio 5 over No. 14 of 1889 and replacement of boundaries on folio 34 over No. 13 of the year 1938;

7) El Chivato or Socavon del Chivato, with survey certificate registered on folio 12 over No. 15 of 1898998, with replacement of boundaries on folio 34 over No. 13 of 1934;

8) Defensa Uno a Cinco, with survey certificate registered on folio 31 over No. 18 of 1939;

9) Don Alberto Uno a Cuatro, with survey certificate registered on folio 41 number 28 of 1983;

10) El Aspe, with survey certificate on folio 82 over Number 33 of 1935;

11) Flor Maria Uno a Once, with survey certificate registered on folio 2 number 2 of 1980;

12) Chiripa, with survey certificate registered on folio 99 over No. 37 of 1937;

13) Gabriel Uno a Ochenta, with survey certificate and constitutive judgment registered on folio 24 over No. 13 of 1992;

14) Jose Antonio Uno a Sesenta, with survey certificate and constitutive judgment registered on folio 30 over No. 14 of 1992;

15) La Morocha Uno a Treinta, with survey certificate registered on folio 14 No. 4 of 1997;

16)         Luis Uno a Nueve, with survey certificate and





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constitutive judgment registered on folio 12 over No. 5 of 1992;

17) Luz Uno a Sesenta with survey certificate and constitutive judgment registered on folio 1 No. 1 of the year 1994,

18) Patty Uno a Ocho, with survey certificate and constitutive judgment registered on folio 2, No. 2 of 1989

19) Paz Uno a Cuarenta, with survey certificate and constitutive judgment registered on folio 7 over No. 2 of the year 1994;

20) Poderosa Uno a Dos, with survey certificate registered on folio 32 over No. 13 of 1937;

21) Rolando Uno a Tres or Rolando Primero, Segundo y Tercero, with survey certificate registered on folio 6 over No. 3 of 1941;

22) Samuel Uno a Cincuenta y Tres, with survey certificate and constitutive judgment registered on folio 7 No. 4 of 1992;

23) Socavon de San Nicomedes o San Nicomedes, with survey certificate registered on folio 14 No. 16 of 1892 and replacement of boundaries on folio 34 over Number 13 of 1938;

24) Urbano Uno a Doce, with survey certificate and constitutive judgment registered on folio 2 over No. 3 of 1992;

25) Vallenar Uno a treinta, with survey certificate registered on folio 46 over No. 29 of the year 1983;

26) Rinconcito Uno a Cuatro, with survey certificate and constitutive judgment registered on folio 22 No. 10 of 1993;

27) Almendro Uno a Sesenta, with survey certificate and constitutive judgment registered on folio 12 number 8 of 1993;

28) Caracol Uno a Veinticuatro, with survey certificate and constitutive judgment registered on folio 17 number 9 of 1993;

29)         Petorquita Uno a Treinta y tres with survey certificate





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and constitutive judgment registered on folio 15 Number 6 of 1988;

30) Algarrobilla Uno al Cincuenta, with survey certificate registered on folio 2 number 2 of the year 1988;

31) Boton de Oro Uno al Tres, with survey certificate registered on folio 23 over No. 17 of 1983;

32) Francisca Uno al Doscientos, with survey certificate registered on folio 43 number 7 of the year 1986;

33) Litre Uno al Cincuenta, with survey certificate registered on folio 26 number 8 of the year 1988;

34) Malvina Uno al Cinco, with survey certificate registered on folio 18 over No. 10 of the year 1984;

35) Presidente Montt Uno a Doscientos, with survey certificate registered on folio 28 over number 6 of the year 1985;

36) Soledad Uno a Trescientos, with survey certificate registered on folio 108 over number 32 of the year 1989,

37) Gran Rosario Uno al Diez, whose survey certificate is registered on folio 28 No. 17 of the year 1939;

38) Resguardo Uno al Cincuenta, whose survey certificate is registered on folio 14 No. 10 of the year 1987;

39) Ampliacion Relave Uno al Diez, whose survey certificate is registered on folio 75 number 24 of the year 1989:

40) Rights equivalent to 87.5% in the mining claims Dichosa, Juego de Chuecas and La Verde, whose survey certificate is registered on folio 58 over No. 22 of the year 1937;

41) Beneficencia, whose survey certificate is registered on folio 31 number 15 of the year 1935;

42) El Buitre or el Guitre, La Gallina y Los Gallos, with survey certificate registered on folio 1 number 1 of the year 1935;

43) Esperanca Uno al Cien, with survey certificate registered on folio 4 number 4 of the year 1986;





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44)         Hospicio, with survey certificate registered on folio 26 number 13 of the year 1935;

45)         Hospital, with survey certificate registered on folio 10 over No.
13 of the year 1898;

46) Nueva Espana, with survey certificate registered on folio 39 over No. 17 of the year 1940;

47) Sanatorio, whose survey certificate is registered on folio 28 over number 14 of the year 1935;

48) Gatica Uno a Cien, whose survey certificate is registered on folio 92 over No. 28 of the year 1989;

49) Pedro de Valdivia, with survey certificate registered on folio 85 number 34 of the year 1935;

50) San Ramon Primero y Segundo, whose survey certificate is registered on folio 22 number 13 of the year 1942;

51) Santa Clotilde Tercero y Cuarto, whose survey certificate is registered on folio 19 over No. 12 of the year 1942.

Compania Minera CDE El Bronce has also acquired the following exploration concessions, mining manifestations and petitions:


EXPLORATION CONCESSIONS: Freirinita, with constitutive judgment registered on folio 138 number 172 of the Register of Discoveries of the Custodian of Mines of Petorca of the year 1991 and judgment of extension noted on the margin of the previous inscription.

MINING MANIFESTATIONS AND PETITIONS: All registered in the Register of Discoveries of Mines of the Custodian of Mines of Petorca, under the folio and number of the year which is indicated in each c~





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Mining Manifestations:

a) Terraza Uno Uno a Dieciocho, registered on folio 243 number 229 of 1993, registered in its name on folio 54 No. 50 of the year 1994;

b) Terraza Dos Uno a Doce, registered on folio 243 over No. 230 of 1993, registered in its name on folio 54 over Number 56 of the year 1994;

c) Tatan Uno a Trece, registered on folio 186 over number 186 of 1993, registered in its name on folio 53 over number 54 of the year 1994;

d) Montenegro Uno a Cuarenta y Ocho, registered on folio 13 over number 13 of 1993, registered in its name on folio 54 number 53 of the year 1994;

e) Servia Uno a Veintiseis, registered on folio 15 No. 14 of 1994, registered in its name on folio 52 over number 52 of the year 1994;

f)          Croacia Uno a Veintiocho, registered on folio 12 No. 12 of 1994;
registered in its name on folio 52 No. 51 of the year 1994;

g) Atacamita Uno a Veinte, registered on folio 55 No. 69 of 1991, registered in its name on folio 51 over No. 50 of the year 1994;

h) Maria Eugenia Uno a Diez, registered in its name on folio 24 over No. 25 of the year 1994.

Mining Petitions:

a)          Diego registered in its name on folio 48 over No. 47 of the year
1994;

b)          Sofia, registered in its name on folio 39 No. 37 of the year 1994:

c)          Ignacio, registered in its name on folio 40 No. 38 of the year 1994:

d)          Morado, registered in its name on folio 7 over No. 8 of the year
1994;





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e)          Negro, registered in its name on folio 6 over No. 7 of the year
1994;

f)          Paulo, registered in its name on folio 47 over No. 46 of the year
1994;

g)          Pedro, registered in its name on folio 38 No. 36 of the year 1994;

h)          Tomas, registered in its name on folio 49 over No. 48 of the year
1994;

i)          Veronica, registered in its name on folio 37 No. 35 of the year
1994.

Finally, Compania Minera CDE El Bronce has acquired the following mining shares:

1) Fifty shares equivalent to fifty per cent of the total shares into which the corporate interest is divided of Legal Mining Company "San
Sebastian Uno de Petorca", juridical person registered on folio 13 over No. 9 of the Property Register and on folio 22 over No. 44 of the Shareholders' Register, both of the year 1987, of the Custodian of Mines of Petorca, and that is the owner of the mining claims called "San Sebastian Uno al Quince" whose survey certificate was registered on folio 9 No. 8 of the Property Register of the same Custodian corresponding to the year 1984.

2) Fifty shares or fifty percent of the rights in Sociedad Legal Minera San Lorenzo Una de la Quebrada del Chacal, owner of the mining claims called San Lorenzo Uno al Diez, whose survey certificate is registered on folio 18 No. 7 of the Property Register of the Custodian of Mines of Petorca of 1952.

            CDE El Bronce acquired the mining claims, mining exploration concession, manifestations, petitions and shares already identified by purchase made from Compania Minera El





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Bronce, according to public deed delivered on this same date and in this same
Notary. In the same instrument, CDE El Bronce set up first mortgage on such mining claims, concessions, rights and shares, binding itself not to encumber or alienate them, and not to enter into acts and contracts with them. Such mortgage and prohibition will only be maintained current during the period this option is in effect and it is the obligation of CDE El Bronce and of Compania Minera El Bronce to release them before CDE exercises this option, without any cost whatsoever for CDE

SECOND.          Compania Minera El Bronce hereby grants to CDE, an irrevocable and exclusive purchase option, in the terms of article 169 of the Mining Code, on twenty ordinary shares of CDE El Bronce, in the form and conditions accounted for in this instrument in such a way that once the option is exercised and the capitalization of loans referred to in the fifth clause hereof is made, CDE will acquire and will be the owner of fifty one percent of all the shares into which the corporate interest of CDE El Bronce may be divided, Minera El Bronce remaining as owner of the balance of forty nine percent.

THIRD:           The Purchase Option referred to in the preceding paragraph is given for the period that expires on July 25, 1997. Consequently, at any time before such time expires, and provided that by that time the loans indicated in the sixth clause and the disbursements detailed in the seventh clause have been made in investments, CDE may exercise its option, expressing its will to enter into the purchase sale contract on the twenty shares of CDE El Bronce, subject of this agreement.





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         As a consequence of the exercise of the option and of the
capitalization referred to in the fifth Clause, CDE shall be the owner of fifty one per cent of all the shares that result after such capitalization and Compania Minera El Bronce will be the owner of the balance of forty nine percent. For this purpose, CDE must give notice of its decision to exercise the option by sending a registered letter addressed through a Notary Public to the domicile of Compania Minera El Bronce. In the event CDE does not express its intention to enter into the purchase sale referred to within the time stipulated, it will be understood that it desists from its option and this will lapse by matter of law. Likewise, at any time since this date and pending the stipulated time period, CDE may decide not to persevere in this option agreement and desist from its option, notice of which decision must be given to Compania Minera El Bronce by registered letter addressed to the domicile of the latter through a Notary Public, and the same effects indicated herein will occur as regards the loans.

FOURTH.          During the effectiveness of this option agreement, CDE is
expressly authorized, through the persons it may appoint, to enter the mining properties owned by the CDE El Bronce being able to make therein all kinds of prospection work, reconnaissance, take samples, and in general, investigations that will enable it to make a qualitative and quantitative evaluation of the concessions, and to introduce in the mining claims all kinds of equipment and machinery to perform the reconnaissance and prospection work and set up camps for the persons working therein, and CDE El Bronce must give the facilities that may be necessary for these purposes. This cannot in any way represent the interruption or obstruction of the activities and operations that CDE El Bronce carries out at present, nor will the latter have any





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obligation to provide services, supplies or materials for such work, even less so gratuitously.

         It is expressly agreed that during the life of this agreement, Minera El Bronce or its affiliates will have the right to participate in the biddings, in equal economic and technical conditions as those offered by third parties, and may be awarded the performance of the exploration works, exploration and construction programs. For the same object indicated, furthermore, CDE may extract, for its own risk and cost, minerals from the mining claims to the extent and quantities that may be necessary for such purpose, regardless of the grade of fines and regardless of whether they are oxides, sulfides or of these metals or others that are associated, such as gold or copper minerals. CDE shall not make any payment whatsoever to CDE El Bronce for account of the value of the minerals for the extraction of the minerals to the extent and in the amounts indicated value of the minerals while this option is effective. CDE will be fully responsible and accountable for damages, impairments or deterioration imputable to CDE or that is caused or may be caused to the person or property of CDE El Bronce or of third parties, as a result or by reason of the performance of the work referred to in this clause, as well as for the fulfillment of the legal and regulatory provisions with regard to mining safety or environmental rules that may be applicable to the exploration operations.

CDE may manifest mining claims and/or ask for exploration concessions within the area of interest specified in Appendix A hereof during its effectiveness, acting always in the name and in representation of CDE El Bronce, it being expressly established, furthermore, that any manifestation or petition that CDE or any of its dependents, consultants or advisers





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file within such area of interest during the life of this contract, will be understood to be made by CDE El Bronce for all purposes, without prejudice of what is provided in the final paragraph of article 41 of the Mining Code.

         Likewise, CDE binds itself so that any petition, manifestation, concession or mining right it acquires or decides, promises or takes the option to acquire from third parties within the area of interest referred to, must be done in favor of CDE El Bronce and in its representation, unless the Board of Directors of the latter company does not approve the acquisition, promise or option in question, in which case the respective petitions, manifestations or concessions may be acquired, taken in promise or option by CDE in its own name and interest.


FIFTH.           In the event CDE exercises the option to purchase twenty
ordinary shares of CDE El Bronce, then CDE will pay to Compania Minera El Bronce the equivalent in national currency of TWO HUNDRED THOUSAND DOLLARS of the United States of America. This payment must be made by check in the name of Compania Minera El Bronce that must be delivered on the date the option is exercised. In addition, CDE and Compania Minera El Bronce shall cause that simultaneously the general shareholders' meeting of CDE El Bronce shall increase the capital of the company and issue the new pertinent shares, through capitalizing the total amount of the loans in accordance with the sixth clause hereof, in the case of CDE and through capitalization of the balance of price resulting from the purchase sale of the mining claims, assets and properties evidenced in the public deed between ComPania





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Minera El Bronce and CDE El Bronce of this same date before this same Notary.
For the purpose of such capitalizations, the General Shareholders' Meeting must resolve the issue of the number of shares that may be necessary in order that CDE may subscribe a number of shares such that together with the shares it acquires when the option is exercised it will be the owner of fifty one per cent of the total shares of CDE El Bronce and Compania Minera El Bronce shall subscribe a number of shares such that, together with those which it owns at the date of capitalization, it will hold the remaining forty nine percent. As a consequence of such capitalization, the By-laws of CDE El Bronce must be modified and shall substantially be those contained in Annex B hereto.


SIXTH.           It is a condition precedent to maintain this option in effect and to be able to exercise it validly, that CDE shall have made local loans to CDE El Bronce, in their equivalent in pesos national legal currency, in accordance with the "observed dollar~ exchange rate established by the Central Bank of Chile in effect on the business day prior to the date of the respective actual payment, in the amounts and dates indicated below:

a) US$ 4,800,000 of which total US$ 4,050,000 are loaned in this same act, leaving on record that US$ 750,000 were loaned prior to this date.

b)       US$ 7,869,100, loan that will be made at the latest on July 25, 1995.

c)       US$ 3,934,600, loan that will be made at the latest on July 25, 1996.

d)       US$ 3,866,700, loan that will be made at the latest on July 25, 1997.





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         The timely granting of the loans mentioned above is a condition to maintain the option effective, so that if CDE does not make such loans when due, it will be understood that it has desisted from its option and that, therefore it has decided not to persevere in this agreement.

         CDE will be entitled to make in advance one or all of the loans referred to in this clause, and CDE is obliged to accept one or all the loans made to it. No interest will accrue on the loans indicated in letters a), b),
c) and d), and they will be directed by CDE El Bronce exclusively to the payment of the installments of price of the Purchase sale referred to in the preceding fifth clause, expressly authorizing Compania Minera El Bronce to receive the respective sums directly applying them to such payment, and the parties binding themselves and CDE El Bronce to proceed as indicated, and CDE El Bronce promises to record them properly in its accounts by virtue of the mercantile current account that is agreed in this same act.


SEVENTH:         In addition to the loans and payment indicated in the
preceding clause, CDE binds itself to make expenditures in a Program of Investments and Explorations that will be agreed mutually between CDE and Compania Minera El Bronce, with the purpose of increasing the reserves or calculating the volume or discovering new reserves and increasing the operating efficiency of the operations in El Bronce orebody, by means of investment in mining equipment and/or in the ore processing plant, or others tending to optimize the efficiency of the ongoing mining operations, or in order to cover working capital requirements or operating deficits, for a sum of up to five million one hundred and ninety thousand dollars of the United States of America, according to the





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same exchange rate indicated in the sixth clause hereof, in line with the following schedule:

a) A minimum of three million dollars of the United States of America before July 25, 1995; and

b) The balance until completing five million one hundred and ninety thousand dollars of the United States of America, before July 25, 1996, or on a future date if the parties should agree.

         The complete and timely fulfillment of the disbursements in the way of explorations and investments established in this clause is a condition for CDE to exercise its option, so that the latter cannot validly exercise it, or demand the execution of the final purchase sale agreement, if it is not up to date in the fulfillment of such obligation of expenditures in explorations and investments, in the minimum amounts indicated above, and in order to evidence that such expenses in exploration and investment have been made, a report or certificate from the auditing firm Langton Clarke y Cia. Limitada, or from another prestigious auditing firm elected by the parties will suffice. Should CDE decide to exercise its option in advance, the expenses in explorations and investments that have not been materialized until the date of such decision must in any event be implemented according to the same schedule established above, CDE being obliged to make the corresponding disbursements for the minimum sums indicated in this clause, before CDE El Bronce can be required to make new explorations and investments with own resources. Once the option has been exercised and the expenses in explorations and investments committed by CDE have materialized, any future expenditure in explorations shall be made by mutual agreement of the parties.





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         As compensation for the expenses and investments made by CDE in the expansion of EL Bronce mine and its plant while this option is effective, CDE has received the ownership of one preferent share in CDE El Bronce. Such share will have a preference and will remain effective while this option is effective, and which will consist in the right of CDE to propose the majority of the members of the Board of Directors of CDE El Bronce, and in the obligation of the Series A shareholders to appoint those persons proposed by CDE and in the right to receive fifty one per cent of the profits of the company. At the time CDE acquires fifty one per cent of the Company's shares, the preferent share referred to shall lose its preferences and will become an ordinary share. If CDE does not exercise the option during the period in which the option is effective, on the business day following that on which the option has fallen due, CDE will transfer such share to CompanIa Minera El Bronce or whoever the latter may indicate for a value equivalent in national currency to one dollar of the United States of America. If CDE does not fulfill its obligation to transfer such share on the occasion indicated, the arbitrator appointed in the thirteenth clause hereof shall be authorized to do it in its name.

EIGHTH.          Should CDE exercise its option, in the form and conditions indicated in the preceding clauses, the final purchase sale public deed must be executed and the increase of the capital of CDE El Bronce, the issue and subscription of the new shares corresponding to the capitalization referred to above, shall be effected on the same day on which it exercises the option before the same Notary attesting to this deed or whoever acts in her stead, succeeds or replaces her. In this same event, the periods that are pending expiration for the payment of the loans indicated in the sixth clause, shall expire, and CDE will be obliged to make and CDE El Bronce





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will be obliged to accept, all the loans that are outstanding at the time the option is exercised in the way indicated in such clause, and to execute the purchase sale deed and make the capital increase and the issue of CDE El Bronce shares on the same day on which the option is exercised. Once CDE has validly exercised the option, has made all the loans as indicated and has executed the final purchase sale deed, Compania Minera El Bronce shall be obliged to concur to execute such purchase-sale deed. If, notwithstanding the fulfillment of the above conditions, Compania Minera El Bronce should refuse to or should not concur to execute it on the occasion indicated previously in this clause, CDE itself may execute an acceptance deed which, only in such case, shall cause the effects indicated in the final paragraph of article 169 of the Mining Code.

         On the same date on which CDE acquires the twenty shares subject of this option agreement, Compania Minera El Bronce and CDE as only shareholders of CDE El Bronce, must concur to a general shareholders' meeting of this company and agree on the capitalizations of loans and issues of shares indicated in the fifth clause above that will enable CDE to become the owner of fifty one percent of all the shares of CDE El Bronce and Compania Minera El Bronce of the balance of forty nine per cent, in the terms referred to in such clause.

         If the above is not fulfilled, the arbitrator appointed in the thirteenth clause of this option agreement shall be authorized to concur and vote on behalf of Compania Minera El Bronce and of CDE in the General Shareholders' meeting of CDE El Bronce that has the purpose of increasing the capital and issue the corresponding shares to be paid by the capitalization of the credits of CDE and the balance of price of Compania Minera El Bronce within a period of ten days since





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the date of the purchase sale or of the unilateral acceptance of the option for the twenty shares. If for any reason the capitalization of the loans in shares cannot be made within the time period indicated and subject to such condition, Compania Minera El Bronce unilaterally promises to sell to CDE thirty ordinary shares in CDE El Bronce for a value of three hundred dollars of the United States of America, which must be transferred on the business day following the date of expiration of the period of ten days already mentioned, authorizing the arbitrator to concur on behalf of Compania Minera El Bronce in the corresponding purchase sale deed.

         In this same last event the capitalizations of the loans will be made in any event, without issuing new shares.


NINTH:           The shares issued by CDE El Bronce subject of this agreement shall be sold, if CDE elects to acquire them, free from encumbrances, prohibitions, lawsuits, embargoes and rights of third parties. In the same way, the mining claims identified in the first clause of this deed, must be free from all encumbrances, mortgages, prohibitions, embargoes, lawsuits or rights of third parties. Likewise, Compania Minera El Bronce binds itself to continue diligently and at its full cost and responsibility, all the proceedings, works, acts and formalities that may be necessary for the constitution and defense of the exploitation mining concessions owned by it, located within the area of interest identified in Annex D attached to this agreement. During the period of effectiveness of the purchase option, the full and timely payment of the claim fees for such mining claims shall be for account of CDE El Bronce. If CDE El Bronce does not make timely payment,CDE shall be authorized to pay such claim fees





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directly, and to request the immediate reimbursement of the sums paid for this purpose.


TENTH:           In the event CDE expressly gives notice of its decision not to persevere in this option agreement, as provided for in the final part of the preceding third clause, the option will lapse by law after ten calendar days have run since the remittance of the certified letter mentioned in that clause. In this event, CDE shall not be obliged to make any other loan or payment of those detailed in the sixth clause, or make the investments and expenditures detailed in the seventh clause that have not been made enforceable on the date on which the purchase option has lapsed.

ELEVENTH:        Should CDE desist from its option as indicated in the
preceding clause, or for any other reason the option is understood to be desisted or lapsed, all the sums that CDE El Bronce has received or could have received as loans by virtue of this option agreement, shall remain in its full benefit in the way of compensation and as only indemnification for the facilities, rights and authorities given to CDE under the fourth clause hereof. Before the expiration of the period of one hundred and twenty calendar days since the date on which the option lapses or is understood to be desisted, CDE must send to CDE El Bronce a report on the work performed and deliver to it, without cost or charge for the latter, the data, background, results and reports on the exploration work performed in the mining claims individualized in the first clause, and those which are located within the area of interest defined in the second clause. Within this same time period, CDE must remove, at its exclusive cost, all the equipment, property, machinery and camps it may have introduced in the mining claims, with





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
the exception only of those properties that, because of their nature and/or destination cannot be removed from the mining claims, due the risk of causing cave-ins or landslides, all of which shall inure to the benefit of the mining claims, without charge or cost of reimbursement for CDE El Bronce. Likewise, within the aforementioned period of one hundred and twenty days, CDE must transfer to CDE El Bronce any mining manifestation, petition or concession that it may have applied for, constituted or acquired in its own name within the area of interest specified in Annex D hereof, with the exception of those that it could have validly acquired in accordance with what is provided for in the fourth clause of this document. The price or value of the transfer, if pertinent, is established hereby in the sum corresponding to the rate of manifestation, to the rate of petition, or to the last claim fee paid, as may be the case.


TWELFTH.         CDE El Bronce binds itself not to encumber and/or alienate the ownership of the mining claims or mining rights, nor to enter into any kind of contract therein, and thus imposing on itself voluntary prohibition to encumber and alienate them. In addition, COMPANIA Minera El Bronce binds itself not to encumber and/or dispose of the shares of which it is the owner in CDE El Bronce, while this option is in effect. The prohibitions consented by this clause shall subsist while this agreement is in effect, and if such is the case, until the execution and inscription of the final purchase sale deed as well as the new shares issued after the CAPITAL increase of CDE El Bronce have been registered in the name of CDE in the Shareholders' Register of CDE El Bronce. Once the option has become extinguished or lapsed, or the public deed of purchase sale of fifty one per cent of the mining claims subject thereof has been executed, the prohibitions mentioned before shall be understood to be automatically released, without the need of a new declaration in this sense. During the life of this option agreement, furthermore, CDE El Bronce may not assign or transfer to third parties in any way, the right to extract ore from the mining claims owned by the company whose shares are the subject of this agreement.


THIRTEENTH:      In the event any difficulty, difference of opinions, dispute or controversy should arise in relation to the stipulations of this agreement, whether related with their validity, interpretation, performance of resolution, such difficulty, difference, dispute or controversy shall be submitted to arbitration. The parties hereby appoint Mr. Pedro Doren Swett as arbitrator and if he should not be able to or should not wish to accept the office, they appoint Mr. Ricardo Rivadeneira Montreal, who will have the nature of arbitrators ex aequo et bono. Mr. Pedro Doren Swett or Mr. Ricardo Rivadneira Montreal, as the case may be, are authorized to determine the rules of procedure, including insofar as the form of notice to the parties is concerned, but in any event the first notice must be served personally or in accordance with what is provided in article 44 of the Code of Civil Procedure. If neither of the persons mentioned above is available, the arbitrator will be appointed by mutual agreement by the parties, and in the absence of such agreement, the appointment will be made by the Civil Judge of Santiago sitting at the time, but in this case the arbitrator, who will act without appeal, must be a lawyer and shall act as arbitrator in the procedure and arbitrator at law in the award. For this purpose the appointment may only fall on a person who has been associate justice of the Supreme Court or of the Court of 1Appeals over at least two consecutive periods. The seat of the tribunal will be the city of Santiago. There will be no appeal on the judgment, which is expressly waived by the parties. Authorization is given hereby to the arbitrator in the event he should be requested to (i) sign the public deed implementing the purchase sale of the shares of CDE El Bronce on behalf of CDE and/or Compania Minera El Bronce, and
(ii) attend general shareholders' meetings of CDE El Bronce on behalf of CDE and/or Compania Minera El Bronce and vote on the shares held by CDE or Compania Minera El Bronce to increase the capital of CDE El Bronce and consider as paid the shares issued by capitalization of the loans granted by CDE and Compania Minera El Bronce.


FOURTEENTH:      For all purposes derived from this agreement, the parties
establish their domicile in the city and Commune of Santiago, Chile.

FIFTEENTH        The bearer of an authorized copy of this deed is authorized to request and sign the inscriptions, subsinscriptions and annotations that may be pertinent in the competent Custodians of Mines, as well as to sign and file the memoranda that such Custodian may require for this purpose.

AUTHORITIES.     The authority of the directors of Compania Minera El Bronce to represent this company is evidenced by the public deeds delivered before the Notary Mr. Raul Perty Pefaur on June 23, 1993, on November 4, 1993 and on September 30, 1994.

The authority of Mr. Michael Charles Tippett to represent CDE Chilean Mining Corporation is evidenced by the power legalized in the Notary of Mrs. Maria Gloria Acharan Toledo under number 1453 of January 22, 1991, which was delivered on December 4, 1990 before the Notary Public of Idaho, Mrs. Mary Eixenberger, in the city of Coeur D'Alene, Idaho, United States of America.

The authority of CDE Chilean Mining Corporation to represent Compania Minera CDE El Bronce is evidenced by the public deed delivered before me on October 11, of this year. The aforementioned documents are not inserted as they are known to the parties and the attesting notary.

IN WITNESS WHEREOF and after reading, the appearing parties sign. Copy is given. ExemPt from taxes. This deed was noted in the Digest of Public Instruments on this same date. Attest


PP.         "COMPANIA MINERA EL BRONCE~

            MAXIMILIANO CALLEJAS CALLEJAS

            EDDA CALLEJAS MIRANDA

            VERONICA ROJAS CALLEJAS

PP.         CDE CHILEAN MINING CORPORATION AGENCIA CHILE

            MICHAEL CHARLES TIPPETT





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